EXHIBIT 23(c)

CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 2-82662, 2-85336, 2-94926, 33-12280, 33-16088, 33-28764, 33-45474, 33-63289,
33-64039, 33-70960, 33-14529, and 333-03139 each on Form S-8 and Registration
Statement Nos. 33-62715 and 333-05971 each on Form S-8 of our report dated February 8, 1996, with respect to the 1995 and 1994 consolidated financial statements and schedule of Computer Identics Corporation and subsidiaries included in the Annual Report (Form 10-K) of Robotic Vision Systems, Inc., for the year ended September 30, 1996.

/s/  Ernst & Young LLP

Boston, Massachusetts
December 27, 1996